FOR IMMEDIATE RELEASE              CONTACT:
                                    DAVID K. SENTMAN
                                    SENIOR VICE PRESIDENT AND CHIEF
                                      FINANCIAL OFFICER
                                    AMERICAN TELECASTING, INC.
                                    TEL:  (719) 260-5533



              AMERICAN TELECASTING, INC. ANNOUNCES RECEIPT OF
 REQUISITE CONSENTS TO AMEND INDENTURES GOVERNING ITS SENIOR DISCOUNT NOTES DUE 2004 AND ITS SENIOR DISCOUNT NOTES DUE 2005

        COLORADO SPRINGS, COLORADO, April 28, 1998   American Telecasting,
 Inc. (Nasdaq: ATEL) today announced that it has received consents from the holders of a majority of its outstanding Senior Discount Notes due 2004 and Senior Discount Notes due 2005 in connection with its previously announced solicitation of consents to amend and waive certain provisions of the indentures pursuant to which the Notes were issued. The consent solicitation is being made in conjunction with the Company's offer to purchase for cash a portion of the outstanding Notes. According to State Street Bank and Trust Company, the depositary for the solicitation, approximately $151.7 million aggregate principal amount at maturity of 2004 Notes and approximately $176.0 million aggregate principal amount at maturity of 2005 Notes had delivered consents as of 5:00 p.m., New York City time, on Tuesday, April 28, 1998. Supplemental indentures containing the proposed amendments and proposed waivers were executed by the Company and the indenture trustee on April 28, 1998. The proposed amendments and proposed waivers, however, will not become operative unless the Notes are accepted for purchase by the Company, which is expected to occur promptly after the expiration of the offer to purchase. The offer to purchase will expire at 12:00 midnight, New York City time, on May 7, 1998, unless extended.

        The Company today also announced that, notwithstanding any provision to the contrary in the documents governing the offer to purchase, it will accept tenders of Notes in principal amounts less than $1,000 provided that they are validly tendered prior to the expiration of the offer to purchase.

        American Telecasting, Inc. is one of the largest operators of wireless cable television systems in the United States serving approximately 133,700 subscribers in 33 markets as of March 31, 1998 (including approximately 9,000 subscribers in an operating system to be sold to BellSouth Corporation). Wireless cable television systems use microwave frequencies licensed by the FCC to provide multiple channel
 subscription television programming.   Along with its commitment to deliver
 high levels of customer service, American Telecasting, Inc. offers value programming packages by pricing its products lower than its franchise cable and direct broadcast satellite competitors, creating improved value for its customers.

        Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release regarding the Company's plans for future development and operation of its business are forward-looking statements that involve risks and uncertainties. While management believes that the assumptions underlying these statements are reasonable, actual results could differ materially. Among the factors that could cause actual results to differ materially are: a lack of sufficient capital to finance the Company's business plan on terms satisfactory to the Company; the Company's inability to develop and implement new services, such as high-speed Internet access and telephony; the Company's inability to obtain the necessary FCC authorizations for such new services; competitive factors, such as the introduction of new technologies and competitors into the subscription television, high-speed Internet access and telephony businesses; a failure by the Company to enter into strategic partner relationships; and the other factors listed on page one of the Company's Annual Report on Form 10-K. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which statements are made pursuant to the Private Securities Litigation reform Act of 1995, and, as such, speak only as of the date made.

        Holders of Notes may obtain information relating to the solicitation by contacting Donaldson, Lufkin & Jenrette Securities Corporation, the dealer manager for the offer and the financial advisor for the solicitation, collect at (415) 249-2125 or toll free at (800) 227-4492 attention: Arun Arora.